POWER OF ATTORNEY

The undersigned, representing all of the trustees and certain officers of Trust for Professional Managers (the “Trust”), a Delaware statutory trust, hereby appoint Jennifer A. Lima, Kelly A. Strauss, Jay S. Fitton and Marissa J. Pawlinski, each individually with power of substitution or resubstitution, as attorneys-in-fact and agents (each, an “Attorney-in-Fact”) with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Trust and relating to compliance by the Trust with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (hereafter “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission (hereafter “SEC”) in respect thereof, filing by the Trust of any and all Registration Statements on Form N-14 or Form N-1A pursuant to the Acts and any amendments thereto, including applications for exemptive orders, rulings or filings of proxy materials or other Trust-related filings (together “SEC filings”), signing in the name and on behalf of the undersigned as a Trustee or officer of the Trust, as applicable, any and all such SEC filings, and the undersigned does hereby ratify and confirm all that said Attorneys-in-Fact shall do or cause to be done by virtue thereof. This Power of Attorney supersedes any prior Power of Attorney approved by the Trust.

The undersigned hereby execute this Power of Attorney as of this 22nd day of January, 2026.

/s/ Jennifer A. Lima Jennifer A. Lima	President and Principal Executive Officer
/s/ Michael D. Akers Michael D. Akers	Independent Trustee
/s/ Gary A. Drska Gary A. Drska	Independent Trustee
/s/ Vincent P. Lyles Vincent P. Lyles	Independent Trustee
/s/ Erik K. Olstein Erik K. Olstein	Chairperson and Independent Trustee
/s/ Lisa Zúñiga Ramírez Lisa Zúñiga Ramírez	Independent Trustee
/s/ Gregory M. Wesley Gregory M. Wesley	Independent Trustee
/s/ Kelly A. Strauss Kelly A. Strauss	Vice President, Treasurer and Principal Financial and Accounting Officer